Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2004 included in the Registration Statement on Form SB-2 and related Prospectus of Adera Mines Limited for the registration of shares of its common stock.

/s/ Manning Elliott

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
March 12, 2004